EXHIBIT 99.1

Superconductor Technologies Reports Third Quarter 2018 Results

AUSTIN, Texas, Nov. 13, 2018 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq: SCON) reported financial results for the three and nine months ended September 29, 2018.

Jeff Quiram, STI’s president and CEO, stated, “In the third quarter of 2018, we generated $517,000 in government contract revenues from our Department of Energy project, bringing the total for the first budget period of the project to $2 million. Having completed our focused R&D effort on 2G HTS Conductus® magnet wire, the key enabling technology for next generation electric machines (NGEMs), we have placed all of our production assets at the full disposal of our operations team.

“In the fourth quarter, we are ramping our magnet wire production to meet the volume demands from multiple customers. The industry’s indicated magnet wire demand far exceeds global capacity and companies are looking to lock down supply of 2G HTS wire to meet funded projects planned for 2019. As a result, customer orders have transitioned from sample lengths of Conductus wire to 1000’s of meters. We are in discussions with our customers to secure significant initial orders and supply agreements as we refine our build plan for 2019 and beyond.”

Third Quarter Financial Summary
STI’s third quarter 2018 net revenues were $517,000, compared to $130,000 in the third quarter of 2017. Net loss for the third quarter 2018 was $2.2 million, or a loss of $0.88 per basic and diluted share, compared to a net loss of $2.5 million, or a loss of $2.34 per basic and diluted share, in the third quarter of 2017.

For the nine-month period ending September 29, 2018, total net revenues were $1.6 million, compared to $139,000 for the nine-month period ending September 30. 2017. The net loss for the nine-month period of 2018 was $5.9 million, or $3.66 per share, compared to $7.7 million, or $7.34 per share in the nine-month period of 2017.

Please note: share and per share data for both periods is adjusted for the 1-for-10 reverse stock split effective on July 24, 2018.

As of September 29, 2018, STI had $7.6 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, November 13th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. To listen to the call live, please dial 1-800-239-9838 at least 10 minutes before the start of the conference. International participants may dial 1-323-794-2551. The conference ID is 3586302.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website. A telephone replay will be available until midnight ET on November 17th by dialing 1-844-512-2921 or 1-412-317-6671, and entering pass code 3586302. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted, to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2017 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Moriah Shilton or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

SUPERCONDUCTOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Commercial product revenues	$-	$-	$-	$9,000
Government contract revenues	517,000	130,000	1,556,000	130,000
Total revenues	517,000	130,000	1,556 ,000	139,000

Costs and expenses:
Cost of commercial product revenues	604,000	790,000	1,611,000	2,421,000
Cost of government contract revenues	395,000	85,000	1,129,000	96,000
Research and development	665,000	766,000	1,655,000	2,094,000
Selling, general and administrative	1,041,000	1,063,000	3,088,000	3,296,000

Total costs and expenses	2,705,000	2,704,000	7,483,000	7,907,000

Loss from operations	(2,188,000)	(2,574,000)	(5,927,000)	(7,768,000)

Other Income and Expense:

Adjustments to fair value of warrant derivatives	3,000	59,000	52,000	67,000
Adjustment to warrant exercise price	-	-	(24,000)	-
Other income	16,000	11,000	30,000	27,000

Net loss	$(2,169,000)	$(2,504,000)	$(5,869,000)	$(7,674,000)

Basic and diluted net loss per common share	$(0.88)	$(2.34)	$(3.66)	$(7.34)

Basic and diluted weighted average number of common shares outstanding	2,469,371	1,071,492	1,601,752	1,046,063

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29,	December 31,
	2018	2017
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$7,586,000	$3,056,000
Accounts receivable, net	108,000	151,000
Inventories, net	149,000	102,000
Prepaid expenses and other current assets	128,000	83,000
Total Current Assets	7,971,000	3,392,000

Property and equipment, net of accumulated depreciation of
$11,949,000 and $11,200,000, respectively	1,233,000	1,793,000
Patents, licenses and purchased technology, net of accumulated amortization
of $1,016,000 and $948,000, respectively	711,000	742,000
Other assets	69,000	69,000
Total Assets	$9,984,000	$5,996,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$405,000	$349,000
Accrued expenses	586,000	481,000
Total Current Liabilities	991,000	830,000
Other long-term liabilities	26,000	54,000
Total Liabilities	1,017,000	884,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
331,487 and 328,925 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
3,070,609 and 1,074,659 shares issued and outstanding, respectively	3,000	1,000
Capital in excess of par value	326,446,000	316,724,000
Accumulated deficit	(317,482,000)	(311,613,000)
Total Stockholders' Equity	8,967,000	5,112,000
Total Liabilities and Stockholders' Equity	$9,984,000	$5,996,000

Note – December 31, 2017 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	September 29, 2018	September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,869,000)	$(7,674,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	781,000	1,474,000
Stock-based compensation expense	44,000	300,000
Adjustments to fair value of warrant derivatives	(52,000)	(67,000)
Adjustment to warrant exercise price	24,000	-
Changes in assets and liabilities:
Accounts receivable	43,000	(78,000)
Inventories	(47,000)	22,000
Prepaid expenses and other current assets	(44,000)	(55,000)
Patents, licenses and purchased technology	(1,000)	189,000
Other assets	-	27,000
Accounts payable, accrued expenses and other current liabilities	160,000	13,000
Net cash used in operating activities	(4,961,000)	(5,849,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(189,000)	(121,000)
Net cash used in investing activities	(189,000)	(121,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock, preferred stock and warrants	9,680,000	-
Net proceeds from the exercise of outstanding warrants	-	200,000
Net cash provided by financing activities	9,680,000	200,000

Net increase (decrease) in cash and cash equivalents	4,530,000	(5,770,000)
Cash and cash equivalents at beginning of period	3,056,000	10,452,000
Cash and cash equivalents at end of period	$7,586,000	$4,682,000